EXHIBIT 99.1

Investor Contact:	Media Contact:
investorinfo@orasure.com	media@orasure.com
OraSure Announces Second Quarter 2026 Financial Results

BETHLEHEM, PA, August 5, 2026 (GLOBE NEWSWIRE) – OraSure Technologies, Inc. (Nasdaq: OSUR), a leader in point-of-need and home diagnostic tests and sample management solutions, today announced its financial results for the three months ended June 30, 2026.

“Our Q2 results demonstrate continued progress in our return-to-growth trajectory, with revenue of $30.6 million, up 9.7% sequentially and above our guidance range, along with solid gross margin improvement,” said Carrie Eglinton Manner, President and CEO of OTI. “We also advanced key innovation milestones, including recent FDA clearance of our Colli-Pee™•Dx at-home urine collection device for sexually transmitted infections, and FDA Emergency Use Authorization of our OraQuick™ Ebola 2.0 Rapid Antigen Test.”

“These achievements reflect our strategy to decentralize diagnostics and connect people to care that is more accessible, convenient, affordable, and private,” she continued. “Supported by a strong balance sheet, we have the flexibility and capacity to pursue targeted growth initiatives by investing in innovation and bringing it to scale while maintaining the potential to strengthen our portfolio through strategic collaborations and acquisitions."

Financial Highlights ($ in 000’s, except per share amounts)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Core Business (1)	$30,638	$30,768	—%	$58,545	$58,822	—%
COVID-19	1	28	(96)	19	485	(96)%
Risk Assessment Testing	—	446	(100)	—	1,866	(100)%
Total Net Revenues	$30,639	$31,242	(2)%	$58,564	$61,173	(4)%
(1) Includes Diagnostics, Sample Management Solutions, other products and services revenues, and non-product and services revenues.

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Net revenues	30,639	31,242	(2)%	58,564	61,173	(4)%
Gross profit	13,317	13,159	1	25,121	25,458	(1)
Gross margin	43.5%	42.1%		42.9%	41.6%
Non-GAAP gross profit	13,556	13,512	—	25,663	25,980	(1)
Non-GAAP gross margin	44.2%	43.2%		43.8%	42.5%

Operating income (loss)	5,440	(18,026)	NM	(17,829)	(35,776)	NM
Operating margin	17.8%	(57.7)%		(30.4)%	(58.5)%
Non-GAAP operating loss	(14,740)	(13,172)	NM	(33,774)	(28,452)	NM
Non-GAAP operating margin	(48.1)%	(42.2)%		(57.7)%	(46.5)%

Net income (loss)	6,249	(19,693)	NM	(16,128)	(35,733)	NM
Non-GAAP net loss	(13,817)	(14,193)	NM	(30,839)	(27,332)	NM
Diluted EPS	$0.09	$(0.26)	NM	$(0.23)	$(0.48)	NM
Non-GAAP Diluted EPS	$(0.20)	$(0.19)	NM	$(0.44)	$(0.37)	NM
NM – not meaningful

For additional information on non-GAAP financial measures and a reconciliation of the GAAP financial results to non-GAAP financial results, see the schedules below. A description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
•Total net revenues for the second quarter of 2026 of $30.6 million grew 10% sequentially and decreased 2% year over year.
•Core revenues (all revenues excluding COVID-19 and Risk Assessment Testing revenues) of $30.6 million in the second quarter of 2026 remained largely flat year-over-year. Diagnostics revenues in the second quarter of 2026 increased 1% year-over-year to $19.4 million, with the increase attributable to higher syphilis revenues and the addition of BioMedomics’ Sickle SCANTM sales. Sample Management Solutions revenues of $9.9 million in the second quarter of 2026 were flat year-over-year.
•GAAP gross margin was 43.5% in the second quarter of 2026 compared to 42.1% in the second quarter of 2025. Non-GAAP gross margin in the second quarter of 2026 was 44.2% and increased compared to 43.2% in the second quarter of 2025.
•GAAP operating income in the second quarter of 2026 was $5.4 million compared to GAAP operating loss of $18.0 million in the second quarter of 2025. Non-GAAP operating loss was $14.7 million in the second quarter of 2026 compared to non-GAAP operating loss of $13.2 million in the second quarter of 2025. During the second quarter of 2026 the company recorded a $22.6 million reduction in its contingent consideration liability as a result of updating our submission plan to incorporate feedback from the FDA for the CT/NG test on the Sherlock platform.
•GAAP net income in the second quarter of 2026 was $6.2 million compared to a GAAP net loss of $19.7 million in the second quarter of 2025. Non-GAAP net loss was $13.8 million in the second quarter of 2026 compared to non-GAAP net loss of $14.2 million in the second quarter of 2025.
•Cash and cash equivalents were $161 million as of June 30, 2026.
•During the second quarter of 2026, the Company repurchased approximately $2 million of common stock, bringing total repurchases to approximately $22 million, or 7.7 million shares,

of our $40 million authorization. Repurchases to date represent over 10% of outstanding, shares.

Recent Developments
•In June 2026, we received FDA clearance of our Colli-Pee™•Dx Urine Collection Kit for use with Roche’s STI tests for Chlamydia trachomatis (CT), Neisseria gonorrhoeae (NG), Trichomonas vaginalis (TV), and Mycoplasma genitalium (MG). The FDA-cleared collection kit enables convenient at-home self-collection of first-void urine by both male and female patients. Specimens can be collected at any time of day in the privacy of the home or any other private setting and are intended for testing on the Roche cobas molecular diagnostics platform.
•In July 2026, we received Emergency Use Authorization from the FDA for our second generation OraQuick™ Ebola 2.0 Rapid Antigen Test for use with whole blood in live patients, as well as cadaveric oral fluid for individuals suspected to have had Ebola disease at the time of death. The test can detect all four Ebola viruses currently known to cause disease in humans: Bundibugyo, Zaire, Sudan, and Taï Forest.
•We are updating our submission plan for our InteliQuick™ CT/NG molecular self-test on the Sherlock platform to incorporate feedback received through constructive interactions with the FDA. As part of this process, in July 2026 we elected to withdraw the current submission and plan to pursue a future submission. Our InteliQuick™ CT/NG studies demonstrated strong performance compared with centralized laboratory molecular diagnostic methods, and we remain encouraged by the product’s performance, its differentiated profile, and its potential to serve a significant public health need.
Financial Guidance
The Company is guiding to Q3 2026 total revenues of $29.5 million to $32.5 million.
Conference Call
The Company will host a conference call and audio webcast to discuss the Company’s second quarter 2026 results and certain business developments, beginning today at 5 p.m. Eastern Time. The call will include prepared remarks by management and a question and answer session.
A webcast of the conference call will be available on the investor relations page of OTI’s website at https://orasure.gcs-web.com/events-and-presentations. Please click on the webcast link and follow the prompts for registration and access at least 10 minutes prior to the call. The webcast will be archived on OTI’s website shortly after the call has ended.
Disclosure
OTI intends to use the Investor Relations Section of its website as a means of disclosing material non-public information (MNPI) and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor OTI’s website in addition to following its press releases, SEC filings, public conference calls, presentations, and webcasts.

Financial Data (Unaudited, $ in 000’s, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Results of Operations
Net revenues	$30,639	$31,242	$58,564	$61,173
Cost of products and services sold	17,322	18,083	33,443	35,715
Gross profit	13,317	13,159	25,121	25,458
Operating expenses:
Research and development	9,437	11,401	23,091	21,004
Sales and marketing	6,604	6,375	13,374	13,234
General and administrative	14,429	12,676	28,985	26,778
Change in the estimated fair value of acquisition-related contingent consideration	(22,573)	733	(22,480)	1,211
Gain on sale of assets	(20)	—	(20)	(993)
Total operating expenses	7,877	31,185	42,950	61,234
Operating income (loss)	5,440	(18,026)	(17,829)	(35,776)
Other income	1,377	1,135	2,925	2,913
Income (loss) before income taxes and equity investment	6,817	(16,891)	(14,904)	(32,863)
Income tax expense (benefit)	55	2,000	(377)	1,544
Income (loss) before equity investment	6,762	(18,891)	(14,527)	(34,407)
Loss on equity investment	(513)	(802)	(1,601)	(1,326)
Net income (loss)	$6,249	$(19,693)	$(16,128)	$(35,733)
Earnings (loss) per share:
Basic	$0.09	$(0.26)	$(0.23)	$(0.48)
Diluted	$0.09	$(0.26)	$(0.23)	$(0.48)
Weighted average shares outstanding:
Basic	69,003	74,541	69,337	74,703
Diluted	70,158	74,541	69,337	74,703

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Consolidated Net Revenues
Diagnostics	$19,351	$19,222	1%	$36,217	$36,911	(2)%
Sample Management Solutions	9,875	9,855	—	18,933	18,965	—
Other products and services	497	296	68	931	617	51
COVID-19 Diagnostics	1	28	(96)	19	485	(96)
Risk Assessment Testing	—	446	(100)	—	1,866	(100)
Net product and services revenues	29,724	29,847	—	56,100	58,844	(5)
Non-product and services revenues	915	1,395	(34)	2,464	2,329	6
Net revenues	$30,639	$31,242	(2)%	$58,564	$61,173	(4)%

Condensed Consolidated Balance Sheets (Unaudited, $ in 000’s)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$160,582	$199,278
Accounts receivable, net	25,597	22,203
Inventories	30,071	31,060
Other current assets	6,687	9,367
Property, plant and equipment, net	38,577	39,179
Intangible assets, net	18,835	19,046
Goodwill	42,717	43,363
Investment in equity method investee	24,355	25,956
Other noncurrent assets	13,131	13,716
Total assets	$360,552	$403,168

Liabilities and Stockholders’ Equity
Accounts payable	$8,401	$6,521
Deferred revenue	851	1,518
Acquisition-related contingent consideration obligation	—	18,380
Other current liabilities	15,867	13,376
Other noncurrent liabilities	17,656	22,546
Stockholders’ equity	317,777	340,827
Total liabilities and stockholders’ equity	$360,552	$403,168
Additional Financial Data (Unaudited, $ in 000’s)

	For the Six Months Ended June 30,
	2026	2025
Capital expenditures	$3,341	$2,356
Depreciation and amortization	4,712	5,334
Stock-based compensation	5,055	5,852
Cash used in operating activities	$(23,816)	$(29,956)

Consolidated Statement of Cash Flows (Unaudited, $ in 000’s)

	For the Six Months Ended June 30,
	2026	2025
OPERATING ACTIVITIES:
Net loss	$(16,128)	$(35,733)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	5,055	5,852
Depreciation and amortization	4,712	5,334
Other non-cash amortization	(172)	(147)
Provision for credit losses	288	(296)
Unrealized foreign currency loss	285	470
Interest expense on finance leases	6	4
Loss on equity investment	1,601	1,326
Deferred income taxes	(152)	(820)
Gain on sale of fixed assets	(20)	(780)
Change in the estimated fair value of acquisition-related contingent consideration	(22,480)	1,211
Changes in assets and liabilities:
Accounts receivable	(3,710)	(1,563)
Inventories	890	1,009
Prepaid expenses and other assets	2,478	(683)
Accounts payable	1,314	(1,548)
Deferred revenue	(663)	(520)
Accrued expenses and other liabilities	2,880	(3,072)
Net cash used in operating activities	(23,816)	(29,956)
INVESTING ACTIVITIES:
Proceeds from sale of assets	20	790
Purchases of property and equipment	(3,341)	(2,356)
Net cash used in investing activities	(3,321)	(1,566)
FINANCING ACTIVITIES:
Cash payments for finance lease liabilities	(45)	(26)
Repurchase of common stock	(7,000)	(5,000)
Payment of taxes related to net share settlement of equity awards	(1,484)	(1,725)
Net cash used in financing activities	(8,529)	(6,751)
EFFECT OF FOREIGN EXCHANGE RATE CHANGES ON CASH	(3,030)	5,088
NET DECREASE IN CASH AND CASH EQUIVALENTS	(38,696)	(33,185)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	199,278	267,763
CASH AND CASH EQUIVALENTS, END OF PERIOD	$160,582	$234,578

About OraSure Technologies
OraSure Technologies, Inc. (“OraSure” and “OTI”) transforms health through actionable insight and decentralizes diagnostics to connect people to healthcare wherever they are. OraSure improves access, quality, and value of healthcare with innovation in effortless tests and sample management solutions. Together with its wholly-owned subsidiaries, DNA Genotek Inc., Sherlock Biosciences, Inc., and BioMedomics, Inc., OTI is a leader in the development, manufacture, and distribution of rapid diagnostic tests and sample collection and stabilization devices designed to discover and detect critical medical conditions. OraSure’s portfolio of products is sold globally to clinical laboratories, hospitals, physicians’ offices, clinics, public health and community-based organizations, research institutions, government agencies, pharmaceutical companies, and direct to consumers. For more information on OraSure Technologies, please visit www.orasure.com
Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the federal securities laws. These may include statements about the Company's expected revenues, earnings/losses per share, net income (loss), expenses, cash flow or other financial performance, or developments, clinical trial or development activities, expected regulatory filings and approvals, planned business transactions, views of future industry, competitive or market conditions, and other factors that could affect the Company's future operations, results of operations or financial position. These statements often include words, such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” or similar expressions. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: market acceptance of, and our ability to develop, commercialize, market and sell our products and services, whether through our internal, direct sales force, distributors or third parties; our ability to obtain and comply with necessary regulatory approvals for new products or new indications or applications for existing products, including timing and associated costs; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; significant customer concentrations that exist or may develop in the future; our ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; changes in relationships with strategic partners or other parties, including disputes or disagreements, and reliance on such parties for the performance of critical activities under collaborative arrangements; our ability to meet increased demand for our products; the impact of replacing distributors; our ability to achieve our financial and strategic objectives, including increasing our revenues and gross margins, and our ability to expand international sales; impact of competitors, competing products and technology changes; reduction or deferral of public funding available to customers; changes in market acceptance of our products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention or other agencies; our ability to fund research and development and other products and operations; availability of raw materials and our reliance on sole supply sources for critical products and components; impact of contracting with the U.S. government; estimates regarding revenues, expenses, capital requirements and needs for additional financing; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of our stock price; uncertainty relating to patent protection, potential patent infringement claims, the availability of licenses to patents or other technology and costs of litigation relating to intellectual property, product liability and other types of litigation; the impact of changes in international funding sources and testing algorithms on international sales; adverse movements in foreign currency exchange rates; our ability to attract and retain qualified personnel; changes in international, federal or state laws and regulations; and the impact of geopolitical and economic conditions on the Company’s business. These and other factors that could affect our results are discussed more fully in our SEC filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2025, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. Readers are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements.

Statement Regarding Use of Non-GAAP Financial Measures
In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures, including non-GAAP gross margin, non-GAAP gross profit, non-GAAP cost of good sold, non-GAAP net income (loss), non-GAAP operating income (loss), and non-GAAP earnings (loss) per share. Management believes that presentation of operating results using these non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods, while excluding certain expenses that may not be indicative of the Company’s recurring core business operating results. In addition, management believes these non-GAAP financial measures are useful to investors both because they (1) allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) are used by OraSure’s institutional investors and the analysis community to help them analyze the health of OraSure’s business. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the schedules below and a description of the adjustments made to the GAAP financial measures is included at the end of the schedules.
The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Further, non-GAAP financial measures, even if similarly titled, may not be calculated in the same manner by all companies, and therefore should not be compared.

OraSure Technologies GAAP to Non-GAAP Reconciliation ($ in 000's, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Net Revenues	$30,639	$31,242	$58,564	$61,173
GAAP Cost of Products and Services Sold	17,322	18,083	33,443	35,715
GAAP Gross Margin	43.5%	42.1%	42.9%	41.6%
Stock compensation	191	207	381	376
Inventory reserve for product line discontinuance	—	146	—	146
Amortization of acquisition-related intangible assets	48	—	96	—
Reduction in workforce severance	—	—	65	—
Non-GAAP Cost of Goods Sold	17,083	17,730	32,901	35,193
Non-GAAP Gross Margin	44.2%	43.2%	43.8%	42.5%

GAAP Operating Income (Loss)	5,440	(18,026)	(17,829)	(35,776)
Stock compensation	2,287	3,166	5,055	5,853
Amortization of acquisition-related intangible assets	106	58	211	113
Inventory reserve for product line discontinuance	—	146	—	146
Reduction in workforce severance	—	—	1,269	—
Executive severance expense	—	751	—	751
Gain on sale of assets under product line discontinuance	—	—	—	(750)
Change in fair value of acquisition-related contingent consideration	(22,573)	733	(22,480)	1,211
Non-GAAP Operating Loss	(14,740)	(13,172)	(33,774)	(28,452)

GAAP Net Income (Loss)	6,249	(19,693)	(16,128)	(35,733)
Stock compensation	2,287	3,166	5,055	5,853
Amortization of acquisition-related intangible assets	106	58	211	113
Inventory reserve for product line discontinuance	—	146	—	146
Reduction in workforce severance	—	—	1,269	—
Executive severance expense	—	751	—	751
Gain on sale of assets under product line discontinuance	—	—	—	(750)
Change in fair value of acquisition-related contingent consideration	(22,573)	733	(22,480)	1,211
Loss on equity investment	513	802	1,601	1,326
Tax effect of non-GAAP adjustments	(399)	(156)	(367)	(249)
Non-GAAP Net Loss	$(13,817)	$(14,193)	$(30,839)	$(27,332)

GAAP Earnings (Loss) Per Share:	$0.09	$(0.26)	$(0.23)	$(0.48)
Non-GAAP Loss Per Share:	$(0.20)	$(0.19)	$(0.44)	$(0.37)
Diluted Shares Outstanding, if applicable	70,158	74,541	69,337	74,703
Basic Shares Outstanding Used For Computing Non-GAAP Loss Per Share	69,003	74,541	69,337	74,703
The following is a description of the adjustments made to GAAP financial measures:
•Stock Compensation: non-cash equity-based compensation provided to OraSure employees and directors
•Amortization of acquisition-related intangible assets: represents recurring amortization charges resulting from the acquisition of intangible assets associated with our business combinations
•Inventory reserve for product line discontinuance: represents inventory associated with discontinued line of business
•Reduction in workforce severance: termination benefits associated with the Company’s workforce reduction associated with certain business
•Executive severance expense: expenses associated with the departure of an executive
•Gain on sale of assets under product line discontinuance: represents the gain on the sale of fixed assets associated with the risk assessment line of business that was discontinued and sold to a third party

•Change in fair value of acquisition-related contingent consideration: changes in the fair value of contingent consideration liability associated with changes in the probability of milestone payments and the impact of the passage of time and updated forecasts.
•Loss on equity investment: we have excluded our proportionate share of our equity method investee’s net loss as we do not have direct control over the investee’s operations or resulting revenue and expenses
•Tax impact associated with non-GAAP adjustments: tax expense/(benefit) due to non-GAAP adjustments
A reconciliation of our non-GAAP measures to their most directly comparable GAAP measures can also be found at: https://orasure.gcs-web.com/gaap-non-gaap-reconciliation
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